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                                                                 Exhibit 2.01


                       AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement (this "AGREEMENT") is made this 31st day of December, 1999, by and between RoomSystems International Corporation, a Nevada corporation ("ROOMSYSTEMS") and RoomSystems Inc., a Nevada corporation ("RSI").

                                W I T N E S S E T H:

     WHEREAS, RSi owns all of the issued and outstanding shares of common stock of RoomSystems; and

     WHEREAS, RoomSystems has 1000 shares of common stock (the "ROOMSYSTEMS COMMON STOCK") issued and outstanding; and

     WHEREAS, RSi currently has 3,034,245 shares of common stock issued and outstanding (the "RSI COMMON STOCK"), 360,000 shares of Series "A" Convertible Preferred Stock issued and outstanding (the "RSI SERIES A STOCK"), 2,109,702 shares of Series "B" Convertible Preferred Stock issued and outstanding (the "RSI SERIES B STOCK") (a schedule of holders of RSi Common Stock, RSi Series A Stock and Series B Stock is attached hereto as Exhibit "A" and incorporated herein by reference) and warrants and options to purchase shares of RSi's common stock as set forth on to the schedule of warrants and options attached hereto as Exhibit "B," and incorporated herein by reference (referred to herein collectively the "WARRANTS AND OPTIONS"); and

     WHEREAS, the boards of directors (referred to herein collectively as the "BOARDS") of both RSi and RoomSystems have determined it advisable and in the best interest of each corporation and the respective shareholders of each corporation that the reorganization herein described be effected, whereby RoomSystems becomes the parent corporation and RSi becomes a wholly-owned subsidiary of RoomSystems (referred to herein as the "REORGANIZATION"); and

     WHEREAS, a majority of the shareholders of both RSi and RoomSystems has authorized and approved the Reorganization; and

     WHEREAS, upon the effective date of the Reorganization, as described in this Agreement, the RSi Common Stock, the RSi Series A Stock, the RSi Series B Stock and the Warrants and Options shall be exchanged on a 1:1 basis with RoomSystems' Common Stock (the "ROOMSYSTEMS COMMON STOCK"), RoomSystems' Series A Convertible Preferred Stock (the "ROOMSYSTEMS SERIES A STOCK"), RoomSystems' Series B Convertible Preferred Stock (the "ROOMSYSTEMS SERIES B STOCK") and RoomSystems' warrants and options to purchase shares of RoomSystems Common Stock (the "ROOMSYSTEMS WARRANTS AND OPTIONS"); and

     WHEREAS, upon the completion of the Reorganization, RoomSystems shall be the parent corporation and RSi shall be a wholly-owned subsidiary thereof; and

     WHEREAS, RSi has certain assets (the "RSI ASSETS"), which are more particularly described on Exhibit "C," a copy of which is attached hereto and incorporated herein by reference; and

     WHEREAS, certain of the RSi Assets shall be transferred and delivered to RoomSystems pursuant to this Agreement (the "TRANSFERRED RSI ASSETS") and the remainder of the RSi Assets

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shall remain the property of  RSi (the "REMAINING RSI ASSETS").  A schedule of Transferred RSi Assets is attached hereto as Exhibit "D" and incorporated herein by reference and a schedule of the Remaining RSi Assets is attached hereto as Exhibit "E" and incorporated herein by reference.

     NOW THEREFORE, upon good and valid consideration, the receipt and adequacy of which are hereby mutually acknowledged, the parties agree as follows:

                                     ARTICLE I

                             APPROVAL OF REORGAINZATION

     SECTION 1.01 APPROVAL OF REORGANIZATION. RSi and RoomSystems have each held a special meeting of the shareholders and a majority of the shareholders of the respective companies has elected to authorize and approve the Reorganization. In addition, the Boards have approved the Reorganization. Therefore, the Reorganization is approved by RSi and RoomSystems. The minutes of the shareholders' meetings and Boards are attached as Exhibits "F" and "G," and incorporated herein by reference.

     SECTION 1.02 EFFECTIVE DATE. The Reorganization shall become effective upon the execution of this Agreement by the duly appointed officers of RSi and RoomSystems (the "EFFECTIVE DATE").

                                     ARTICLE II

                        CORPORATE DOCUMENTS AND ORGANIZATION

     SECTION 2.01 IDENTITY AND OPERATION OF RSI AND ROOMSYSTEMS. Upon the Effective Date, RoomSystems shall be the parent corporation and shall own all of the issued and outstanding shares of common stock of RSi.

               (a) ISSUANCE OF SHARES TO ROOMSYSTEMS. Upon the Effective Date, RSi shall issue to RoomSystems 1,000 shares of its common stock to evidence the ownership of RSi by RoomSystems.

     SECTION 2.02 SHAREHOLDERS OF RSI. The shares of RSi Common Stock, RSi Series A Stock and the RSi Series B Stock held by the current shareholders of RSi shall be exchanged, on a 1:1 basis for the RoomSystems Common Stock, the RoomSystems Series A Stock and the RoomSystems Series B Stock (the "EXCHANGED STOCK").

               (a) THE WARRANTS AND OPTIONS. Upon the Effective Date, the Warrants and Options shall be exchanged, on a 1:1 basis, for the RoomSystems Warrants and Options (the "EXCHANGED WARRANTS AND OPTIONS").

     SECTION 2.03 ARTICLES OF INCORPORATION. The Articles of Incorporation for RSi, as originally recorded on April 17, 1996, and RoomSystems (the "ROOMSYSTEMS ARTICLES"), as originally recorded on August 31, 1999, are attached hereto as Exhibits "H" and "I, respectively, and incorporated herein by reference.

                    (a) THE ROOMSYSTEMS ARTICLES. Subsequent to the Effective Date, the RoomSystems Articles shall be amended to increase the number of authorized RoomSystems

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Common Stock and blank check preferred stock and to change its name to
"RoomSystem Technologies, Inc." and RSi's Articles of Incorporation shall be amended and restated as set forth on Exhibits "J" and J-1," respectively, each of which is attached hereto and incorporated herein by reference.

     SECTION 2.04 BYLAWS. The "Amended and Restated By-Laws" of RoomSystems and RSi are attached hereto as Exhibits "K" and "L," respectively, and are incorporated herein by reference.

     SECTION 2.05 DISTRIBUTION OF THE EXCHANGED STOCK AND THE EXCHANGED WARRANTS AND OPTIONS. Within thirty (30) days of the Effective Date, RoomSystems shall distribute the Exchanged Stock and the Exchanged Warrants and Options.

     SECTION 2.06 DIRECTORS AND OFFICERS OF ROOMSYSTEMS AND RSI. The directors and officers of RoomSystems and RSi, upon the reorganization, shall be as set forth on Exhibit "M," a copy of which is attached hereto and incorporated herein by reference.

                                    ARTICLE III

                                 TRANSFER OF ASSETS

     SECTION 3.01 DESCRIPTION OF THE ASSETS. A comprehensive list of the RSi Assets is set forth on Exhibit "C," attached to this Agreement and incorporated herein by reference.

     SECTION 3.02 TRANSFER AND DELIVERY OF THE TRANSFERRED RSI ASSETS. Upon the Effective Date, RSi shall transfer and deliver to RoomSystems, the Transferred RSi Assets as set forth on Exhibit "D," attached hereto and incorporated herein by reference. Upon the transfer and delivery of the Transferred RSi Assets, the Remaining RSi Assets shall be duly recorded on the books of RSi.

                                     ARTICLE IV

                             TRANSFER PRICING AGREEMENT

     SECTION 4.01 TRANSFER PRICING AGREEMENT. Upon the Effective Date, or as soon thereafter as possible, RSi and RoomSystems shall execute the "Transfer Pricing Agreement," attached hereto as Exhibit "N" and incorporated herein by reference.

                                     ARTICLE  V

                             MISCELLANEOUS  PROVISIONS

     Section 5.01  MISCELLANEOUS PROVISIONS.   The following miscellaneous
provisions are an integral part of this Agreement.

          (a)  BINDING OBLIGATION.   This Agreement shall inure to the benefit
     of and constitute a binding obligation upon the contracting parties, their respective heirs, legal representatives and permitted assigns.

          (b)  MODIFICATIONS.   This Agreement may not be modified except by an
     instrument in writing signed by the parties hereto.

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          (c)  HEADINGS.  The headings used in this Agreement are inserted for reference purposes only and shall not be deemed to limit or affect in any way, the meaning or interpretation of any of the terms or provisions of this Agreement.

          (d)  SEVERABILITY.   The provisions of this Agreement are severable,
     and should any provision hereof be void, voidable, unenforceable, or invalid, such a void shall not affect any other portion or provision of this Agreement.

          (e)  WAIVER.   Any waiver by any party hereto of any breach of this
     Agreement of any kind or character whatsoever by the other party, whether such waiver is direct or implied, shall not be construed as a continuing waiver or consent to any subsequent breach of this Agreement on the part of the other party.

          (f)  APPLICABLE LAW.   This Agreement shall be interpreted, construed,
          and enforced according to the laws of the State of Nevada.

          (h)  ASSIGNMENT.    This Agreement and the rights and obligations
     herein may not be assigned or assumed by any party hereto without the prior written consent of the other parties.


     This Agreement is executed on the date first written above.


     ROOMSYSTEMS, INC.,            ROOMSYSTEMS INTERNATIONAL
     A NEVADA CORPORATION          CORPORATION, A NEVADA CORPORATION


     BY: /s/ Steven L. Sunyich     BY: /s/ Gregory L. Hrncir
        -----------------------        ----------------------
         Steven L. Sunyich             Gregory L. Hrncir
     ITS:  President & CEO         ITS: Secretary

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